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                         CONSENT OF INDEPENDENT AUDITORS







                                  EXHIBIT 99.1


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The Wilmington Trust Corporation
Benefits Administration Committee:

We consent to incorporation by reference in the registration statement (No. 333-04042) on Form S-8 of Wilmington Trust Corporation of our report dated August 10, 2001 relating to the financial statements of the Wilmington Trust Corporation 2000 Employee Stock Purchase Plan (the Plan) included in the Plan's Annual Report (Form 11-K) for the year ended May 31, 2001, filed with the Securities and Exchange Commission.

                                  /s/ KPMG LLP

Philadelphia, PA
August 29, 2001